After recordation, this instrument
should be returned to:


Kenneth E. Podell, Esq.
Aid Association for Lutherans
4321 North Ballard Road
Appleton, WI  54919


                     ASSIGNMENT OF RENTS AND LEASES


     THIS ASSIGNMENT OF RENTS AND LEASES (hereinafter referred to as this "Assignment") made and effective as of the 27th day of February, 1996, by HENDERSON'S WHARF BALTIMORE L.P., a
Delaware limited partnership, with an address at c/o Claremont
Management Corp., Batterymarch Park II, Quincy, Massachusetts 02169, (hereinafter referred to as "Assignor") to AID ASSOCIATION
FOR LUTHERANS, a Wisconsin corporation, with an address at 4321
North Ballard Road, Appleton, Wisconsin 54919 (hereinafter referred to as "Assignee");

                           W I T N E S S E T H :

     WHEREAS, concurrently with the delivery hereof, Assignee has loaned and advanced to or on behalf of HISTORIC PRESERVATION PROPERTIES 199O L.P. TAX CREDIT FUND, a Delaware limited partnership ("Borrower") the sum of $6,000,000, and Borrower has made and delivered to Assignee a Deed of Trust Note
(hereinafter referred to as the "Note") in the principal amount of $6,000,000; and

     WHEREAS, Assignor is the owner of certain real property
(the "Property") located in Baltimore City, Maryland, and more particularly described in Exhibit A, which is attached hereto and hereby incorporated herein; and

     WHEREAS, the Note is guaranteed by, among other things, a certain Guaranty (the "Guaranty") of even date from Assignor for the benefit of Assignee; and

     WHEREAS, as security for the Guaranty, Assignor has, concurrently with the execution and delivery hereof, executed and delivered to Assignee an Indemnity Deed of Trust and Security Agreement (hereinafter referred to as the "Deed of Trust"), of even date herewith, encumbering the Property (this Assignment, the Deed of Trust, the Guaranty and all other documents and agreements heretofore, herewith, or hereafter given as security for the Note and the loan or loans represented thereby being hereinafter referred to collectively as the "Loan Documents" and sometimes singularly as a "Loan Document"); and

     WHEREAS, as further security for the Note and the Guaranty, Assignor and Assignee desire that Assignor assign to Assignee all of the right, title, and interest of Assignor in, to, and under any and all leases and agreements for the use or occupancy of the Property, or any part thereof, whether now or hereafter existing, and Assignor desires and intends by this instrument to assign to Assignee all of the right, title, and interest of Assignor in, to, and under any and all such leases and agreements; and

     WHEREAS, all acts and proceedings required by law and by the partnership agreement of Assignor necessary to make the Guaranty, the Deed of Trust, this Assignment, and the other Loan Documents to which Assignor is a party the valid, binding, and legal obligations of Assignor and all acts and proceedings required by law and by the partnership agreement of Assignor to constitute this Assignment a valid, binding, and legal encumbrance upon the Property, subject only to the lien of the Deed of Trust and the permitted exceptions as defined in the Deed of Trust, have been done and taken, and the execution and delivery by Borrower of the Note and by Assignor of the Deed of Trust, the Guaranty, this Assignment, and the other Loan Documents have been in all respects duly authorized;

     NOW, THEREFORE, in consideration of the premises, one dollar in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the principal, interest, and premium, if any, under the Guaranty and the Note and to secure the performance by Assignor of each and every term, covenant, agreement, and condition contained herein, in the Guaranty, in the Deed of Trust, and in the other Loan Documents, Assignor, being legally advised in the premises and intending to be legally bound hereby, does hereby covenant, promise, and agree as follows, to- wit:

                                 ARTICLE I

                           ASSIGNMENT; SECURITY

     1.1. Assignment. Assignor does hereby sell, assign, transfer, and set over unto Assignee, its successors and assigns, all of the right, title, and interest of Assignor in, to, and under the leases and agreements, for the use or occupancy of the whole or any part of the Property, whether such leases and agreements are now or at any time hereafter existing (all such leases and agreEments for the use or occupancy of the whole or any part of the Property being hereinafter referred to collectively as the "Leases" and sometimes singularly as a "Lease"), including all amendments of, supplements to, and renewals and extensions of the Leases at any time made; together with all rents, earnings, income, issues and profits arising from the Property or from the Leases and all other sums due or to become due under and pursuant thereto;
together with any and all guarantees of or under any of the Leases; together with all proceeds payable under any policy of insurance covering loss of rents under any Lease for any cause;
together with all proceeds of and rights of Assignor in connection with any condemnation proceeding, exercise of the right of eminent domain, sale in lieu of condemnation or eminent domain, or alteration of the grade of any street affecting the Property or any part thereof; together with all tax refunds, rebates, and returns relating to the Property or any part thereof; together with all rights, powers, privileges, options, and other benefits of Assignor, as lessor under the Leases, including, but not by way of limitation,
(a) the immediate and continuing right to receive and collect all Rents (as hereinafter defined), (b) the right to accept or reject any offer made by the tenant pursuant to its Lease to purchase the Property, or any part thereof, and/or any other property subject to the Lease as therein provided and to perform all other necessary or appropriate acts with respect to such purchases as agent and attorney-in-fact for Assignor, and (c) the right to make all waivers, agreements, and settlements, to give and receive all notices, consents, and releases, to take such action upon the happening of a default under any Lease, including the commencement, conduct, and consummation of proceedings at law or in equity as shall be permitted under any provision of any Lease or by law, and to do any and all other things, whatsoever, which Assignor is or may become entitled to do under the Leases; and together with all other rights, powers, privileges, options, and benefits of Assignor in connection with the Property, including, but not by way of limitation, the right to use and possession of the Property, and all parts thereof, and all personal property located on or used or usable in connection therewith, all parking lot fees, liquor licenses, building permits, zoning variances, plans, specifications, and contracts with architects, contractors, and subcontractors; SUBJECT, however, to the right and license hereinafter granted by Assignee to Assignor.

          For purposes herein the definition of "Rents" or "Rent" as used in this Assignment shall mean: all of the rents, revenues, income, profits and other benefits arising from the use and enjoyment of all or any portion of the Property, including, but not limited to, (i) all rents, income and profits due or to become due under the Leases, or any of them; (ii) all security deposits, advance rentals, and similar payments to Assignor under the Leases, or any of them; (iii) any payments in lieu of rent made by any lessee under a Lease; (iv) all sums to which Assignor may become entitled in any court proceeding involving any lessee under a Lease in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court; (v) any payments to Assignor under any guaranty or surety agreement with respect to the obligations of any lessee under a Lease; and (vi) any condemnation award, administrative rents, use and occupancy payments, damages, moneys, and security payable to or receivable by Assignor under or with respect to any Lease.

     1.2. Security. This Assignment shall remain in full force and effect until, (i) the payment in full of all principal, interest, and premium, if any, on the Note and (ii) the full and complete performance and observance by Assignor of all of the terms, covenants, and conditions to be performed or observed by Assignor under the Guaranty, this Assignment, the Deed of Trust, And the other Loan Documents.

                                ARTICLE II

                    REPRESENTATIONS; COVENANTS; WAIVERS

     2.1. Representations and Warranties. Assignor hereby represents and warrants to Assignee that the Leases described in the Borrower's and Guarantor's Affidavit and Solvency Certificate dated as of even date herewith and delivered to Assignee are each and all in full force and effect, without amendment or modification, oral or written, except as described in said
Affidavit; that no default exists under any such Lease and no condition exists thereunder which, with the giving of notice or the passing of time, or both, would constitute such a default;
that true and correct copies of all such Leases and amendments thereof have been delivered to Assignee; that such Leases constitute all of the Leases relating to the use or occupancy of the Property, or any part thereof, as of the date hereof; that Assignor has good right and authority to make this Assignment; that Assignor has not heretofore alienated, assigned, pledged, or otherwise disposed of or encumbered any Leases, or any of the sums due or to become due thereunder; that Assignor has not performed any acts or executed any other instruments which might prevent Assignee from operating under any of the terms and conditions of this Assignment or which would limit Assignee in such operation; that all improvements and leased space demised and let pursuant to each Lease has been completed to the satisfaction of all of the tenants thereof;
that all tenants have accepted possession of such leased space and are open for business; and that Assignor has not accepted or collected Rent or any other payments under any Lease for any period subsequent to the current period for which such Rent or other payment has already become due and payable.

     2.2. Affirmative Covenants. Assignor hereby covenants and agrees that it will:

          (a) upon default hold in trust in a trust account for the benefit of Assignee all Rents not applied towards necessary operating expenses or repairs of the Property or not immediately paid to Assignee;

          (b) observe, perform, and discharge, duly and punctually, all and singular, the obligations, terms, covenants, conditions, and warranties of the Guaranty, THis Assignment, the Deed of Trust, the other Loan
     Documents, and any and all Leases on the part of Assignor to be kept, observed, and performed;

          (c) enforce the performance of each and every obligation, term, covenant, condition, and agreement in each Lease by any tenant to be performed, and, at the request of Assignee, enforce all remedies available to Assignor against any tenant under or guarantor of a Lease in case of a default thereunder;

          (d) appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with any Lease or the obligations, duties, or liabilities of Assignor or any tenant thereunder, and, upon request by Assignee, to do so in the name and on behalf of Assignee, but at the expense of Assignor;

          (e) upon request of Assignee, deliver to Assignee, forthwith upon the execution of each and every Lease and amendment thereof, now or at any time hereafter affecting the Property, or any portion thereof, a specific assignment of such new or amended Lease, affirming that such Lease is subject to all of the terms, covenants, and conditions hereof;

          (f) deliver to Assignee, annually with Assignor's financial statements as described in the Deed of Trust,a complete list of each and every Lease, showing unit number, type, name and address of tenant, monthly rental, date to which Rent is paid, term of Lease, date of occupancy, date of expiration, security deposit, and each and every special provision, concession, or inducement granted to the tenant thereunder;

          (g) deliver to Assignee, at the request of Assignee any time after an Event of Default (as hereinafter defined), all security deposits under all Leases, which funds shall be held by Assignee, without interest payable to Assignor, as part of and commingled with the general funds of Assignee, but which funds shall, however, be repayable to the subject tenants, pursuant to the terms and provisions of the Leases under which such security deposits were made;

          (h) give immediate notice to Assignee of any notice of default, on the part of Assignor, under any Lease, and any notice of cancellation of any Lease, which is received by Assignor from or on behalf of any tenant under a Lease,and furnish Assignee with a copy of each such notice; and

          (i) at the request of Assignee, execute and deliver to Assignee such further instruments and do and perform such other acts and things as Assignee may deem necessary or appropriate, from time to time, to make effective this Assignment and the various covenants of Assignor herein contained and to more effectively vest in and secure to Assignee the sums due or hereafter to become due under the Leases, including, without limitation, the execution of such additional assignments as shall be deemed necessary by Assignee to effectively vest in and secure to Assignee all Rents, income, and profits from and under any and all Leases.

     2.3. Negative Covenants. Assignor hereby covenants and agrees that it will not, without in each instance obtaining the prior written consent of Assignee:

          (a) enter into any Lease on terms and conditions which have not been approved in advance by Assignee and which do not include an agreement on the part of each tenant under such
     Lease: to recognize and agree to be bound by all of the terms, covenants, and conditions of this Assignment; to recognize all claims made by Assignee under or in connection with such Lease and/or this Assignment; and that no statute of limitations shall begin to run with respect to the enforcement of any breach of or failure to timely and fully perform an obligation of such tenant under such Lease until Assignee has received written notice of such breach or failure;

          (b) change, amend, alter, or modify any Lease or any of the terms or provisions thereof, or grant any concession in connection therewith, either orally or in writing;

          (c) change, amend, alter, or modify any guaranty of any Lease, or any of the terms or provisions of such a guaranty, cancel or terminate any such guaranty, or grant any concession in connection with any such guaranty;

          (d) exercise any right of election, whether specifically set forth in a Lease or otherwise, which would in any way diminish the liability of a tenant under a Lease or have the effect of shortening the stated term of a Lease;

          (e) suffer or permit to occur any release of liability of any tenant under or any guarantor of a Lease or the withholding of Rent or of any other payment under a Lease;

          (f) consent to the release or reduction of any obligation of a tenant under or guarantor of any Lease;

          (g) reduce or discount the Rent or any other payments under any Lease;

          (h) accept payment of any installment of Rent or any other payment under any Lease in advance of the due date thereof;

          (i)  cancel any Lease or accept a surrender thereof;

          (j) consent to an assignment of the interest of any tenant under any Lease or to a subletting thereof;

          (k) assign, pledge, encumber, or otherwise transfer any Lease or any right or interest of Assignor thereunder or in any Rent or other payment thereunder;

          (l) request, consent to, agree to, or accept a subordination of any Lease to any mortgage or other encumbrance now or hereafter affecting the Property; or

          (m) incur any indebtedness for borrowed money or otherwise to a tenant under or guarantor of any Lease, which may, under any circumstances, be availed of as an offset against Rent or other payments thereunder.

          (n) Notwithstanding the provisions of any Lease,Assignor shall not, without the prior written consent of Assignee, relocate any tenant to any location other than the Property.

2.4.  Indemnity by Assignor.

          (a) Assignor hereby agrees to indemnify and hold Assignee and its agents, servants, and employees harmless of, from, and against any and all liability, loss, damage, cost, and expense, which Assignee or its agents, servants, or employees may or might incur under or by reason of this Assignment and of, from, and against any and all claims and demands, whatsoever, which may be asserted against Assignee or its agents, servants, or employees by reason of any alleged obligation or undertaking on the part of Assignee to perform or discharge any of the terms, covenants, or agreements contained herein or in the Leases. Should Assignee or any of its agents, servants, or employees incur any such liability, loss, or damage under or by reason of this Assignment, or in defense against any such claims or demands, then the amount thereof, including all costs, expenses, and actual attorneys' fees (including, without limitation, the allocated costs for services rendered by Assignee's in-house counsel) incurred in connection therewith, together with interest thereon at the rate of interest set forth in the Note for amounts past due, shall be secured by this Assignment and by the Loan Documents; Assignor shall reimburse Assignee therefor immediately upon demand; and upon failure of Assignor so to do, Assignee may declare all sums secured hereby, and the same shall thereupon become, immediately due and payable.

          (b) Nothing contained herein shall operate or be construed to obligate Assignee to perform any of the terms, covenants or conditions contained in any Lease, or to take any measures, legal or otherwise, to enforce collection of any Rents due under such Lease, or otherwise to impose any obligation upon Assignee with respect to any of the Leases, including, but not limited to, any obligation arising out of any covenant of quiet enjoyment therein contained, in the event that any lessee under a Lease shall have been joined as a party defendant in any action to foreclose the Deed of Trust in which the estate of such lessee shall have been thereby terminated.

     2.5. Waivers by Assignor. Assignor, for itself, its successors and assigns, and each and every person with any interest in the Property, or any part thereof, whether now owned or hereafter acquired, hereby consents and agrees to any extension of time, whether one or more, for the payment thereof and/or to any and all renewals thereof; and hereby consents and agrees that Assignee may amend the terms thereof, may release all or any part of the security for the payment thereof, and may release any party liable for the payment thereof, without, in any event, affecting the terms or effect of this Assignment or the obligations or liabilities hereunder of Assignor, its successors or assigns, or any person with any interest in the Property, or any part thereof, whether now owned or hereafter acquired.

                                ARTICLE III

                            DEFAULT; ACTIVATION

     3.1. Events of Default. For purposes of this Assignment, each of the following shall constitute an "Event of Default":

(a) failure in the payment of principal or interest or premium, if any, on the indebtedness evidenced by the Note in the manner and at the times therein provided;

          (b) failure in the payment taxes, assessments, and other similar charges levied upon the Property before the same become delinquent;

          (c) failure in the payment of sums required by the terms of the Note or any of the Loan Documents to be paid by Assignor to the Assignee or to any third party for or on account of the payment of taxes, assessments, and other similar charges levied or expected to be levied against the Property and for or on account of the payment of insurance premiums, when said sums are due and payable;

          (d) failure in the payment to Assignee of any insurance proceeds or condemnation proceeds required by the terms of the Note or any of the Loan Documents to be paid by Assignor to Assignee when said sums are due and payable;

          (e) failure to do any of the following, except to the extent that the same are expressly excused or waived by the terms of the Note or the Loan Documents:

                    (1)  maintain the Property in good condition
               and repair;

                    (2)  repair, replace, restore, orrebuild any
               part of the Property damaged or destroyed by any casualty or as the result of any condemnation proceeding, exercise of the power of eminent domain, or alteration of the grade of any street;

                    (3)  comply with all statutes, ordinances,
               orders, rules, regulations, and requirements of all governmental authorities relating to the Property and with all covenants, agreements, and restrictions relating to the Property or to the use, occupancy, or maintenance thereof;

                    (4)  observe and perform all covenants,
               conditions, and agreements contained in any Lease now or hereafter affecting the Property, or any portion thereof, to be observed or performed on the part of Assignor;

                    (5) pay all charges for utilities or services relating to the Property and reimburse Assignee for such charges as Assignee may pay;

                    (6) reimburse Assignee for all sums expended by Assignee to sustain the lien of the Deed of Trust or its priority, to protect any of the rights of Assignee thereunder, or to recover any indebtedness secured thereby;

                    (7)  pay over to Assignee the amount of any
               award or other payment for a taking in connection with any condemnation proceeding, exercise of the power of eminent domain, or alteration of the grade of any street; or

                    (8) allow Assignee and agents of Assignee to enter upon and inspect the Property and to inspect and examine the books of record and account of Assignor respecting the Property; and furnish Assignee with any and all information Assignee may request or demand regarding the Property.

          (f) performance by Assignor of any of the following acts or omissions, except to the extent that the same are expressly permitted by the terms of the Note or the Loan Documents:

                    (1) commission or sufferance of commission of any act of waste upon the Property;

                    (2)  demolition, removal, or substantial
               structural alteration of any of the buildings, structures, or improvements on the Property;

                    (3) creation or sufferance of creation of any charge, lien, or encumbrance upon the Property or any part thereof;

                    (4) transfer or conveyance of the Property or any legal or equitable interest of Assignor therein;

                    (5)  assignment of the Rents of the Property
               or impairment in any other manner of the security of Assignee hereunder, under the Deed of Trust, or under any other Loan Document;

                    (6)  acceptance of prepayments of Rent or
               other payments under any Lease more than one (1) month in advance; or

                    (7) modification, release, or renewal of any Lease of the Property, or any part thereof, which diminishes the obligations of the tenant thereunder or which settles any claim with respect thereto;

     It being the intention hereof that the performance of any act or omission contained in this subparagraph (f) shall constitute an Event of Default immediately upon its performance;

          (g) failure to perform any other term, condition,or covenant of the Note, Guaranty, this Assignment, or any of the other Loan Documents;

          (h) institution or filing by or against Assignor of bankruptcy, receivership, insolvency, arrangement, or reorganization proceedings;

          (i) the entering of any judgment or the institution or filing of any action or proceeding against Assignor by any person, provided such judgment, action, or proceeding affects the Property or is to foreclose any lien thereon; or

          (j) any warranty or representation of Assignor contained herein or otherwise made or given by Assignor to Assignee in writing shall be false, misleading, or materially inaccurate.

     3.2. Declaration of Activation. Upon or at any time after the occurrence of an Event of Default, Assignee, without in any way waiving any default, may, at its option, execute and deliver, by depositing in the United States Mail, postage prepaid, certified mail, addressed to Assignor at the address noted in Section
5.7 of this Assignment, a Declaration of Activation of Assignment of Rents (hereinafter referred to as a "Declaration of Activation"), declaring that, by reason of the occurrence of an Event of Default, Assignee terminates the license granted to Assignor pursuant to Section 4.5 hereof and thereafter shall exercise its rights under this Assignment and declares that constructive possession of the Property is vested in Assignee and that all of the legal and equitable interest in the Rents of the Property is vested in Assignee. Said Declaration of Activation shall not be deemed ineffective or deficient by reason of the fact that it may contain any matter or matters in addition to the foregoing or by reason of the fact that no specific Event of Default is set forth therein.
Said Declaration of Activation shall be in effect immediately upon its deposit in the United States Mail.

     3.3. Event of Activation. For purposes of this Assignment, each of the following shall constitute an "Event of Activation":

          (a) the deposit in the United States Mail, postage prepaid, certified mail, of a Declaration of Activation, addressed to Assignor at the address noted in Section 5.7 of this Assignment; or

          (b) the taking of possession of the Property by Assignee; or

          (c)  the appointment of a receiver for the Property; or

          (d) the commencement of an action to foreclose the Deed of Trust.


                                ARTICLE IV

                            RIGHTS OF ASSIGNEE

     4.1. Powers of Assignee. At any time after the occurrence of an Event of Activation, Assignee, without in any way waiving any default, shall, at its option, have the complete right, power, and authority:

          (a) to terminate the right and license granted to Assignor hereunder and thereafter, without taking possession, demand, collect, receive, and sue for the Rents and other sums payable under the Leases; and

          (b) without regard to the adequacy of the security, with or without process of law, personally, by agent, by attorney, by Assignee under the Deed of Trust, or by a receiver to be appointed by court, to enter upon, take, and maintain possession of and operate the Property, or any part thereof, together with all documents, books, records, papers, and accounts relating thereto; exclude Assignor, its agents and servants, therefrom; and hold, operate, manage, and control the Property, or any part or parts thereof, as fully and to the same extent as Assignor could do if in possession,and, in such event, without limitation and at the expense of Assignor, from time to time:

                    (1)  rent or lease the whole or any part or
               parts of the Property for such term or terms and on such conditions as may seem proper to Assignee, including leases for terms expiring beyond the maturity of the indebtedness secured by the Loan Documents, and cancel any lease or sublease for any cause or on any ground which would entitle Assignor to cancel the same;

                    (2)  demand, collect, and receive from the
               tenant or tenants now or hereafter in possession of the Property, or any part thereof, or from other persons liable therefor, all of the Rents and other revenues from such tenant or tenants or other persons which may now be due and unpaid and which may hereafter become due;

                    (3) institute and prosecute any and all suits for the collection of Rents and all other revenues from the Property which may now be due and unpaid and which may hereafter become due; institute and carry on all legal proceedings necessary for the protection of the Property, including such proceedings as may be necessary to recover the possession of the whole or of any part thereof; institute and prosecute summary proceedings for the removal of any tenant or tenants or other persons from the Property; and pay the costs and expenses of all such suits and proceedings out of the Rents and other revenues received;

                    (4)  maintain the Property and keep the same
               in repair, and pay, out of the Rents and other revenues received, the costs of said maintenance and repairs, including the costs and expenses of all services of all employees, including their equipment, and of all operating expenses and expenses of maintaining and keeping the Property in repair and in proper condition;

                    (5)  employ an agent or agents to rent and
               manage the Property and to collect the Rents and other revenues thereof and pay the reasonable value of its or their services out of the Rents and other revenues received;

                    (6)  effect and maintain general liability
               insurance, fire insurance, boiler insurance, plate glass insurance, rent insurance, worker's compensation insurance, and generally such other insurance as is customarily effected by an owner of real property of a style and kind similar to the Property, or as Assignee may deem advisable or necessary to effect, and pay the premiums and other charges therefor out of the Rents and other revenues received;

                    (7) pay, out of the Rents and other revenues received, all sums, and the interest thereon, now due to Assignee under the Note, the Guaranty, the Deed of Trust, and the other Loan Documents, and hereafter to become so due, and all taxes, assessments, and other charges now due and unpaid and which may hereafter become due and a charge or lien upon the Property;

                    (8)  execute and comply with all applicable
               laws, rules, orders, ordinances, and requirements of any and all governmental authorities affecting the Property and with all covenants, agreements, and restrictions relating to the Property or to the use, occupancy, or maintenance thereof, and pay the costs thereof out of the Rents and other revenues received;

                    (9)  act exclusively and solely in the place
               and stead of Assignor and to have all of the powers of Assignor for the purposes aforesaid; and

                    (10) from time to time determine to which one
               or more of the aforesaid purposes the Rents and other revenues shall be applied and the amount to be applied thereto.

     4.2. Application of Rents. After payment of all proper charges and expenses, including the just and reasonable ompensation for the services of Assignee, its attorneys, agents,clerks, servants, and others employed by Assignee in connection with the operation, management, and control of the Property and the conduct of the business thereof, and such further sums as may be sufficient to indemnify Assignee from and against any liability, loss, damage, cost, and expense on account of any matter or thing done in good faith in pursuance of the rights and powers of Assignee hereunder, Assignee may, at its option, retain and apply the net amount of Rents arising from the Property, in whole or in part, to any and all amounts due or owing to Assignee from Assignor under the terms and provisions of the Guaranty, this Assignment, the Loan Documents, or any other agreement now or at any time hereafter existing between Assignor and Assignee. The manner of the application of such net amount of Rents and the obligations to which the same shall be applied shall be within the sole discretion of Assignee. The balance of such net amount of Rents shall be released to or upon the order of Assignor.

     4.3. Attorney-in-Fact. Assignor hereby irrevocably appoints Assignee as its true and lawful attorney-in-fact, coupled with an interest, hereby grants and gives Assignee the full power and authority as principal for all purposes set forth herein, together with full power and authority to appoint a substitute or substitutes to perform any of the same and the right to revoke any such appointment at pleasure, and hereby ratifies and confirms whatsoever Assignee, as such attorney-in-fact, and its substitutes shall do by virtue of this appointment and grant of authority.

     4.4. Direction to Tenants. Assignor hereby consents to and irrevocably authorizes and directs the tenants under the Leases and any successors to the interest of said tenants, upon demand and notice from Assignee of the right of Assignee to receive the Rent and other amounts payable under such Leases, to pay to Assignee the Rents and other amounts due or to become due under the Leases, and said tenants shall have the right to rely upon such demand and notice from Assignee and shall pay such Rents and other amounts to Assignee without any obligation or right to determine the actual existence of the right of Assignee to receive such Rents and other amounts, notwithstanding any notice from or claim of Assignor to the contrary, and Assignor shall have no right or claim against said tenants for any such Rents and other amounts so paid by said tenants to Assignee. Assignor hereby agrees that, at the request of Assignee, Assignor will furnish each tenant under any Lease with a true and complete copy of this Assignment. If the Property or any part thereof is now or at any time hereafter used or occupied by Assignor as a homestead or otherwise, then Assignor shall pay to Assignee, upon written demand by Assignee, such sum per month as, in the opinion of Assignee, is reasonable rent for the Property so used or occupied, to be applied by Assignee as herein provided, and, upon demand by Assignee, Assignor shall vacate the Property to Assignee.

     4.5. License to Assignor. Notwithstanding the foregoing provisions making and establishing a present and absolute transfer and assignment of the Leases and the Rents arising therefrom, so long as no Event of Activation shall have occurred, Assignor shall have the right and license to occupy the Property as landlord or otherwise, to collect, use, and enjoy the Rents payable under and by virtue of any Lease, but only as the same become due under the provisions of such Lease, and to enforce the covenants of each Lease. Upon the occurrence of any Event of Activation, such right and license of the Assignor shall immediately terminate and become void and of no effect; and such right and license shall not at any time thereafter be, or be deemed to be, reinstated except with the express written consent of Assignee specifically reinstating such right and license.

     Notwithstanding the foregoing, Assignor acknowledges that it is the intention of the parties hereto that this Assignment fully and presently perfects the interest of Assignee in all leases, Rents and profits arising from the Property without the necessity of an Event of Activation. Assignor shall have no right to grant any other assignment of any Rents or other benefits of the Property subject to this Assignment without the express prior written consent of Assignee; the existence of such right and license shall not at any time operate to subordinate this Assignment to any subsequent assignment by Assignor, in whole or in part; and any such subsequent assignment by Assignor shall be subject in all respects to the rights of Assignee hereunder and under the Deed of Trust and other Loan Documents.

     4.6. Rights Optional. Assignee shall not be obligated to perform or discharge any obligation, duty, or liability of Assignor, nor shall Assignee be responsible for its failure to exercise or enforce any rights granted to it under this Assignment. Any failure or omission by Assignee to enforce this Assignment for any period of time shall not impair the force or effect hereof or prejudice the rights of Assignee, and Assignee shall not be required under this Assignment to exercise or enforce any of the rights herein granted to it, it being understood that all matters contained herein are strictly within the discretion of Assignee.

     4.7. Rights Cumulative. No right or remedy herein conferred upon or otherwise available to Assignee is intended to be or shall be construed to be exclusive of any other right or remedy, but each and every one of the rights and remedies of Assignee hereunder are cumulative and not in lieu of, but in addition to, any rights or remedies which Assignee may have under the Note, the Loan
Documents, at law, or in equity, any and all of which such rights and remedies may be exercised by Assignee prior to, simultaneously with, or subsequent to any action taken hereunder.
Any and all rights and remedies of Assignee may be exercised from time to time and as often as Assignee deems such exercise to be expedient, and the delay or failure of Assignee to avail itself of any of the terms, provisions, and conditions of this Assignment for any period of time, at any time or times, shall not be construed or deemed to be or constitute a waiver or impairment thereof. No delay or omission to exercise any right or power accruing upon any default or Event of Default shall impair any such right or power or shall be construed to be a waiver of any such default or Event of Default or an acquiescence therein; nor shall the giving, taking, or enforcement of any other or additional security, collateral, or guaranty for the payment of the indebtedness secured under this Assignment operate to prejudice, waive, or affect the security of this Assignment or any rights, powers, or remedies hereunder; nor shall Assignee be required to first look to, enforce, or exhaust, any such other or additional security, collateral, or guaranty.
Assignor hereby further agrees that (a) none of the rights or remedies of Assignee available under the Deed of Trust or any other
Loan Document or otherwise shall be delayed or in any way prejudiced by this Assignment; (b) notwithstanding any variation or modification, at any time, of the terms of the Note, the Deed of Trust, and/or any other Loan Document or any extension of time for payment thereunder or under the Note or the Guaranty, or any release of part or parts of the security conveyed under any of the Loan Documents, the Leases and all of the benefits assigned hereunder shall continue as additional security in accordance with the terms hereof; and (c) each and all of the Leases shall remain in full force and effect, irrespective of any merger of the interest of a lessor and tenant thereunder.

     4.8.  Rights Throughout Redemption.  The right of
Assignee to collect and receive the Rents and other revenues assigned hereunder, to take possession of the Property, and/or to exercise any of the rights or powers herein granted to Assignee shall, to the extent not prohibited by applicable law, also extend to the period from and after the filing of any suit to foreclose the lien of the Deed of Trust, including any period allowed by law for the redemption of the Property, whether before or after any foreclosure sale.

     4.9. No Waiver. Assignor hereby agrees that the collection of Rents and the application as aforesaid, the entry upon and taking of possession of the Property, or any part thereof, or the exercise of any other right or remedy by Assignee shall not cure or waive any Event of Default hereunder; waive, modify, or affect any Declaration of Activation or other notice given hereunder; cure or waive any default; waive, modify, or affect any notice of default under the Note, the Guaranty or the Deed of Trust; affect or impair any other right or remedy of Assignee; or invalidate any act done pursuant to any such Declaration of Activation or other notice.
The enforcement of any right or remedy by Assignee, onceexercised, shall continue for so long as Assignee shall elect, and if Assignee shall thereafter elect to discontinue the exercise of any such right or remedy, then the same or any other right or remedy hereunder or otherwise available may be reasserted at anyt ime and from time to time upon any subsequent or continuing default
 .
     4.10. Indulgences by Assignee. In the event that Assignee (a) grants any extension of time or forbearance with respect to the payment of any indebtedness secured by this Assignment; (b) takes other or additional security for the payment thereof; (c) waives or fails to exercise any right granted herein or under the Note or any Loan Document; (d) grants any release, with or without consideration, of the whole or any part of the security held for the payment of the debts secured hereby or the release of any person liable for payment of such debts; (e) amends or modifies, in any respect, any of the terms and provisions hereof or of the Note (including substitution of another Note) or any of the Loan Documents; then and in any such event, such act or omission to act shall not release Assignor or any co-makers, sureties, or guarantors of this Assignment or of the Guaranty, under any covenant of this Assignment or of the Guaranty, nor preclude Assignee from exercising any right, power, or privilege herein granted or intended to be granted in the event of any other default or Event of Default then made or any subsequent default or Event of Default, nor in any way impair or affect the lien or priority of this Assignment or any other Loan Document.

                                 ARTICLE V

                         MISCELLANEOUS PROVISIONS

     5.1. Assignee Not a Mortgagee in Possession. The acceptance by Assignee of this Assignment, with all of the rights, powers, privileges, and authority so created, shall not, prior to actual entry upon and taking possession of the Property by Assignee, (a) be deemed or construed to constitute Assignee a mortgagee in possession; (b) thereafter, at any time or in any event, impose any obligation, whatsoever, upon Assignee to appear in or defend any action or proceeding relating to the Leases or the Property; to take any action hereunder; to expend any money or incur any expenses; to perform or discharge any obligation, duty, or liability under the Leases; or to assume any obligation or responsibility for any security deposits or other deposits delivered to Assignor by or on behalf of any tenant under any Lease and not assigned and actually delivered to Assignee; or (c) render Assignee liable in any way for any injury or damage to person or property sustained by any person or persons, firm, or corporation in or about the Property.

     5.2. Successors of Assignor. In the event of the sale or transfer of all or any part of the Property, by operation of law or otherwise, and regardless of whether or not such sale or transfer constitutes an Event of Default, Assignee is authorized and empowered to deal with the transferee with reference to this Assignment, the Property, or the debts secured hereby, or with reference to any of the terms or conditions contained herein, as fully and to the same extent as it might deal with Assignor and without in any way releasing or discharging any liabilities of Assignor hereunder or under the Guaranty or the Loan Documents.

     5.3. Successors and Assigns. This Assignment shall be assignable by Assignee, and all representations, warranties, covenants, powers, and rights herein contained shall be binding upon Assignee and Assignor, and their respective successors and assigns, and shall inure to the benefit of Assignee, and its successors and assigns, and Assignor, and, but only to the extent permitted hereunder, its successors and assigns.

     5.4. Lender/Borrower. The relationship between Assignee and Assignor is and shall remain solely that of a lender and borrower, and nothing contained herein, in the Loan Documents, or in any other agreement shall in any manner be construed as making Assignee and Assignor partners or joint venturers or as creating any relationship between Assignee and Assignor other than that of lender and borrower.

     5.5. No Third-Party Beneficiaries. It is expressly intended, understood, and agreed that (a) this Assignment and the Loan Documents are made and entered into for the sole protection and benefit of Assignor and Assignee and their respective successors and assigns (but in the case of the assigns of Assignor, only to the extent permitted hereunder), and no other person or persons shall have any right of action hereon or rights to any loan funds or other funds now or at any time hereafter secured or to be secured hereby; (b) that such loan funds do not constitute a trust fund for the benefit of any third party; (c) that no third party shall under any circumstances be entitled to any equitable lien on any undisbursed loan or other proceeds at any time; and (d) that Assignee shall have a lien upon and the right to direct application of any undisbursed loan funds as additional security for the Guaranty, this Assignment, and the other Loan Documents.

     5.6. Expenses of Assignee. If Assignee is made a party to any suit or proceeding by reason of the interest of Assignee in the Property, or if the Note, the Guaranty, this Assignment, or any other Loan Document is placed in the hands of an attorney or attorneys to defend or enforce any rights of Assignee, then Assignor shall reimburse Assignee for all costs and expenses, including actual attorneys' fees, incurred by Assignee in connection therewith. All amounts incurred by Assignee hereunder shall be secured hereby and shall be due and payable by Assignor to Assignee forthwith on demand, with interest thereon at the rate at which interest accrues on amounts due under the Note after the same become due.

     5.7. Notices. All notices, demands, or documents of any kind which may be required or permitted to be served by either party hereto upon or to the other shall be sufficiently served by delivering the same personally or by depositing a copy of the same in the United States Mail, postage prepaid, certified mail, addressed to Assignor or Assignee, as the case may be, at its address, as set forth above, or at such other address as either Assignor or Assignee may from time to time designate by like notice to the other. Any notice so mailed shall be deemed to have been given on the date so mailed.

     5.8. Applicable Law. This Assignment shall be interpreted in accordance with and governed, in all respects, by the internal laws of the State of Maryland.

     5.9. Amendment. Neither this Assignment nor any term, covenant, or condition hereof may be amended, modified, or terminated, except by an agreement in writing, signed by the party against whom enforcement of the amendment, modification, or termination is sought.

     5.10. Construction. The Note, the Guaranty, this Assignment, and the other Loan Documents shall be construed without regard to any presumption or rule requiring construction against the party causing such instruments to be drafted. The headings and captions contained in this Assignment are solely for convenience of reference and shall not affect its interpretation. All terms and words used in this Assignment, whether singular or plural and regardless of the gender thereof, shall be deemed to include any other number and any other gender as the context may require.

     5.11. Severability. If any term, covenant, or condition of the Note, the Guaranty, this Assignment, or any other Loan Document, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, then the remainder of the Note, the Guaranty, this Assignment, or such Loan Document, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, and condition of the Note, the Guaranty, this Assignment, and the Loan Documents shall be valid and enforceable to the fullest extent permitted by applicable law.

     5.12. Counterparts. This Assignment may be executed, acknowledged, and delivered in any number of counterparts, each of which shall constitute an original, but, all together, only one instrument.

     5.13. Duration. This Assignment shall become null, void, and of no further force or effect upon the payment in full of all indebtedness under the Note, the Guaranty, this Assignment, and the other Loan Documents and the full performance of all other obligations of Assignor hereunder and thereunder. Upon recordation of a release of the Deed of Trust, this Assignment shall terminate.

     5.14. Receipt by Assignor. Assignor hereby acknowledges that a full, true, and complete copy of this Assignment (including Exhibit A hereto) was delivered to and received by Assignor on the date of actual execution hereof by Assignor, as set forth below.

     5.15. No Merger of Assigned Leases. As against Assignee, at all times during which this Assignment shall be in effect, there shall be no merger of the Leases or the leasehold estates created thereby with the fee simple estate in the Property by reason of the fact that the Leases or any interest therein may be held by or for the account of any person, firm or corporation which may be or become the owner of said fee estate, unless Assignee shall consent in writing to said merger.

     5.16. Effective Date. The effective date of this Assignment shall be the date on the first page hereof notwithstanding the fact that this Assignment may have been executed on a date other than such date.

     IN WITNESS WHEREOF, Assignor has caused these presents to be duly executed, sealed, and delivered in Baltimore City, Maryland as of the day and year first above written.

WITNESS:            HENDERSON'S WHARF BALTIMORE L.P.,
                    a Delaware limited partnership

                    By:  HISTORIC PRESERVATION PROPERTIES 1990
                         L.P. TAX CREDIT FUND, general partner

                         By:  BOSTON HISTORIC PARTNERS II LIMITED
                              PARTNERSHIP, its sole general partner

                              By:  BHP II ADVISORS LIMITED
                              PARTNERSHIP, its sole general partner

                                   By:  PORTFOLIO ADVISORY
                                   SERVICES, INC.

                                   By:  Terrence P.Sullivan
                                        President

                                   and


                                   By:  Terrence P. Sullivan,
                                        General Partner

                                   and

                              By:  HENDERSON'S WHARF DEVELOPMENT CORP.,
                                   general partner

                                   By:  Terrence P. Sullivan
                                        President

                         )
                         ) ss:
                         )


          On this the _____ day of February, 1996, before me ____________________, the undersigned officer, personally appeared Terrence P. Sullivan, who acknowledged himself to be a general partner of BHP II Advisors Limited Partnership, the general partner of Boston Historic Partners II Limited Partnership, the general partner of Henderson's Wharf Baltimore L.P., and executed the forgoing Assignment of Rents and Leases on behalf of Henderson's Wharf Baltimore L.P. for the purposes therein contained.


          IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                              ______________________________
                              Notary Public

[SEAL]

My commission expires:

                         )
                         ) ss:
                         )


          On this the _____ day of February, 1996, before me ____________________, the undersigned officer, personally appeared Terrence P. Sullivan, who acknowledged himself to be the President of Portfolio Advisory Services II, Inc., a general partner of BHP II Advisors Limited Partnership, the general partner of Boston Historic Partners II Limited Partnership, the general partner of Henderson's Wharf Baltimore L.P., and executed the forgoing Assignment of Rents and Leases on behalf of Henderson's Wharf Baltimore L.P. for the purposes therein contained.


          IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                              ______________________________
                              Notary Public

[SEAL]

My commission expires:

                         )
                         ) ss:
                         )


          On this the _____ day of February, 1996, before me ____________________, the undersigned officer, personally appeared Terrence P. Sullivan, who acknowledged himself to be the President of Henderson's Wharf Development Corp., a general partner of Henderson's Wharf Baltimore L.P., and executed the forgoing Assignment of Rents and Leases on behalf of Henderson's Wharf Baltimore L.P. for the purposes therein contained.


          IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                              ______________________________
                              Notary Public

[SEAL]

My commission expires:
          I hereby certify that I am a member of the Bar of the Court of Appeals of Maryland and that the foregoing Assignment of Rents and Leases was prepared under my supervision.



______________________________
Alan P. Vollmann



                                 Exhibit A


                           (Legal description)